April 26, 2004

ReGen Biologics, Inc.
509 Commerce Street
East Wing
Franklin Lakes, NJ 07417

     Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel to ReGen Biologics, Inc. (the “Company”) in connection with a Registration Statement on Form S-1 (the “Registration Statement) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering of up to 47,624,409 shares of common stock, $.01 par value per share (the “Shares”), of the Company, that may be offered and sold from time to time if, and to the extent that, certain holders of the Company’s common stock and Series A Preferred shares and Series C Preferred shares (to the extent such holders elect to convert such preferred shares into common stock) elect to sell such common stock pursuant to the Registration Statement.

     We have examined Amended and Restated Certificate of Incorporation, the Certificate of Amendment to the Certificate of Incorporation and the Certificate of Amendment of the Amended and Restated Certificate of Incorporation (collectively the “Certificate”) and the Amended and Restated Bylaws (the “Bylaws”) of the Company, each as amended and restated to date, the Amended and Restated Registration Rights Agreements dated as of September 13 and September 30, 2003 by and among the Company and each of the holders of the Series A Preferred shares and Series C Preferred shares of the Company parties thereto, the Common Stock Registration Rights Agreement dated as of April 19, 2004 by and among the Company and each of the holders of the shares of Common Stock parties thereto and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic or facsimile copies and the authenticity of the original of such latter documents, and legal capacity of all natural persons.

April 26, 2004

     We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law Statute, reported judicial decisions interpreting such statute and applicable provisions of the Constitution of the State of Delaware and the federal laws of the United States of America.

     In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) the selling stockholders registering shares of common stock issuable upon conversion of their Series A Preferred shares and Series C Preferred shares have converted those shares into validly issued shares of common stock of the Company in accordance with the Certificate and (iii) there has not occurred any change in law materially adversely affecting the power of the selling stockholders to offer and sell the Shares or the validity of Shares.

     Based upon and subject to the foregoing, we are of the opinion that the Shares when sold by the selling stockholders as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used solely in connection with the offer and sale of Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm under the caption “Legal Matters” on the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Commission.

Sincerely,

/s/ SHAW PITTMAN LLP
SHAW PITTMAN LLP